Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statements on Form F-3 (Registration Nos. 333-110681, 333-125439 and 333-125440) and on Form S-8 (Registration Nos. 333-09840, 333-12146, 333-14238, 333-109874 and 333-118930) of Retalix Ltd. of our report dated July 21, 2006, with respect to the consolidated financial statements of Retalix Ltd., included in this Annual Report on Form 20-F of Retalix Ltd.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
Tel Aviv, Israel
July 21, 2006